Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 7/31/2002
                                                    Determination Date 8/21/2002
                                                     Distribution Date 8/26/2002

I     Available in Certificate Account

      Principal collected on Mortgage Loans                        20,431,662.05
      All Liquidation Proceeds with respect to Principal                    0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Principal                                           0.00
      Principal portion of Purchase Price on
        Repurchased Mortgage Loans                                          0.00
      Substitution Adjustment with respect to Principal                     0.00
                                                                   -------------
          Principal Distribution Amount                            20,431,662.05

      Interest collected on Mortgage Loans                          7,312,661.49
      Interest portion of Purchase Price on
        Repurchased Mortgage Loans                                          0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Interest                                            0.00
      Substitution Adjustment with respect to Interest                      0.00
      Master Servicer Monthly Advances (net of
        Compensating Interest)                                      1,045,673.75
      Reimbursement of previous months Servicer Advances             -522,064.11
      Compensating Interest                                             8,897.83
      Investment Earnings on Certificate Account                            0.00
                                                                   -------------

          Interest Remittance Amount                                7,845,168.96

      Amount not Required to be deposited                                   0.00

          Total available in the Certificate Account               28,276,831.01

II    Distributions                             Per  $1,000           Amount
                                                -----------           ------
 1. Aggregate Class AF Distribution             32.51852287        18,922,528.46

 2. Aggregate Class A-IO Distribution            4.16666667           791,000.00

 3. Aggregate Class MF-1 Distribution            4.99166677           165,523.67

 4. Aggregate Class MF-2 Distribution            5.32500000           141,272.25

 5. Aggregate Class BF Distribution              5.69166667           122,598.50

 6. Aggregate Class AV Distribution             27.80399413         7,290,485.30

 7. Aggregate Class MV-1 Distribution            2.21056010            43,769.09

 8. Aggregate Class MV-2 Distribution            2.75278199            47,980.99

 9. Aggregate Class BV Distribution              3.36611532            58,671.39

10. Aggregate Class X-IO Distribution            0.00000000                 0.00

11. Aggregate Class R Distribution                                          0.00

12. Aggregate Master Servicer Distribution                            693,001.36
                                                                   -------------

         Total Distributions =                                     28,276,831.01

III   Certificate Class Balances                   Factor %           Amount
                                                   --------           ------

Opening Senior Class A Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group I
Certificates:
      (a) Class AF-1A                            97.42107441%     566,893,231.98
      (b) Class A-IO (Notional Amount)                            189,840,000.00

Opening Subordinated Class MF & BF
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group I Certificates:
      (a) Class MF-1                            100.00000000%      33,160,000.00
      (b) Class MF-2                            100.00000000%      26,530,000.00
      (c) Class BF                              100.00000000%      21,540,000.00
                                                                   -------------
                                                                   81,230,000.00

Opening Senior Class AV Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group II
Certificates:
      (a) Class AV                               98.69238844%     258,781,311.74

Opening Subordinated Class MV & BV
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group II Certificates:
      (b) Class MV-1                            100.00000000%      19,800,000.00
      (c) Class MV-2                            100.00000000%      17,430,000.00
      (d) Class BV                              100.00000000%      17,430,000.00
                                                                  --------------
                                                                   54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                               No.        Amount
                                                           ---        ------
      (a)  Stated principal collected                               1,967,411.54
      (b)  Principal Prepayments                           193     18,464,250.51
      (c)  Liquidation Proceeds                                             0.00
      (d)  Repurchased Mortgage Loans                        0              0.00
      (e)  Substitution Adjustment related to
             Principal                                                      0.00
      (f)  Recoveries on previously Liquidated
             Mortgages with respect to Principal                            0.00
                                                                   -------------
              Total Principal Distribution                         20,431,662.05

      1(b). Subordination Increase Amount                           2,996,068.97

2(a). Class AF Principal Distribution
Amount for Group I Certificates:

                                                 Per $ 1,000
                                                 -----------
      1. Class AF                                28.56485094       16,621,886.76

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:
      1. Class MF-1                               0.00000000                0.00
      2. Class MF-2                               0.00000000                0.00
      3. Class BF                                 0.00000000                0.00

2(c). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class AV                                25.95570062        6,805,844.26

2(d). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class MV-1                               0.00000000                0.00
      2. Class MV-2                               0.00000000                0.00
      3. Class BV                                 0.00000000                0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:
      1. Class MF-1                               0.00000000                0.00
      2. Class MF-2                               0.00000000                0.00
      3. Class BF                                 0.00000000                0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:

      1. Class MV-1                               0.00000000                0.00
      2. Class MV-2                               0.00000000                0.00
      3. Class BV                                 0.00000000                0.00

                                           Factor %                  Amount
                                           --------                  ------
Ending Senior Class A Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group I
Certificates:

      (a) Class AF-1A                           94.56458931%      550,271,345.22

      (b) Class A-IO (Notional Amount)                            189,840,000.00

Ending Subordinated Class MF & BF
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report Group I Certificates:
      (a) Class MF-1                           100.00000000%       33,160,000.00
      (b) Class MF-2                           100.00000000%       26,530,000.00
      (c) Class BF                             100.00000000%       21,540,000.00
                                                                  --------------
                                                                   81,230,000.00

Ending Senior Class AV Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (a) Class AV                              96.09681838%      251,975,467.48

Ending Subordinated Class MV & BV
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (b)  Class MV-1                          100.00000000%       19,800,000.00
      (c)  Class MV-2                          100.00000000%       17,430,000.00
      (d)  Class BV                            100.00000000%       17,430,000.00
                                                                  --------------
                                                                   54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable
                  Pass-Through Rate
                 1. Class AF-1A                    4.87000%
                 2. Class A-IO                     5.00000%
                 9. Class MF-1                     5.99000%
                10. Class MF-2                     6.39000%
                11. Class BF                       6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate 1.83688%

                 1. Class AV                       2.10688%
                 2. Class MV-1                     2.48688%
                 3. Class MV-2                     3.09688%
                 4. Class BV                       3.78688%

      INTEREST REMITTANCE AMOUNT
1. Interest collected on Mortgage Loans             7,312,661.49
2. Interest advanced on Mortgage Loans                523,609.64
3. Compensating Interest on Mortgage Loans              8,897.83
4. Substitution Adjustment interest                         0.00
5. Purchase Price interest on repurchased accounts          0.00
6. Liquidation Proceeds interest portion                    0.00
7. Recoveries on previously Liquidated
     Mortgages with respect to Interest                     0.00
         TOTAL INTEREST REMITTANCE AMOUNT                           7,845,168.96

      Current Interest Requirement

1. Class AF-1A  @ applicable Pass-Through Rate                      2,300,641.70
2. Class A-IO @ applicable Pass-Through Rate                          791,000.00
3. Class MF-1 @ applicable Pass-Through Rate                          165,523.67
4. Class MF-2 @ applicable Pass-Through Rate                          141,272.25
5. Class BF @ applicable Pass-Through Rate                            122,598.50
6. Class AV @ applicable Pass-Through Rate                            484,641.04
7. Class MV-1 @ applicable Pass-Through Rate                           43,769.09
8. Class MV-2 @ applicable Pass-Through Rate                           47,980.99
9. Class BV  @ applicable Pass-Through Rate                            58,671.39

      Interest Carry Forward Amount

 1. Class AF-1A                                             0.00
 2. Class A-IO                                              0.00
 3. Class MF-1                                              0.00
 4. Class MF-2                                              0.00
 5. Class BF                                                0.00
 6. Class AV                                                0.00
 7. Class MV-1                                              0.00
 8. Class MV-2                                              0.00
 9. Class BV                                                0.00
10. Class X-IO                                              0.00

      Certificates Interest Distribution Amount

                                                Per $ 1,000
                                                -----------
1. Class AF-1A                                  3.95367194          2,300,641.70
2. Class A-IO                                   4.16666667            791,000.00
3. Class MF-1                                   4.99166677            165,523.67
4. Class MF-2                                   5.32500000            141,272.25
5. Class BF                                     5.69166667            122,598.50
6. Class AV                                     1.84829351            484,641.04
7. Class MV-1                                   2.21056010             43,769.09
8. Class MV-2                                   2.75278199             47,980.99
9. Class BV                                     3.36611532             58,671.39
                                                                    ------------
                                                                    4,156,098.63

VI    Credit Enhancement Information

                                                     Group I           Group II            Total
      (a) Senior Enhancement Percentage                  13.21%            18.24%            31.46%

      (b) Overcollateralization Amount:

            1. Opening Overcollateralization
                 Amount                            2,795,641.93      1,883,997.18      4,679,639.11
            2. Ending Overcollateralization
                 Amount                            4,337,098.07      3,338,610.01      7,675,708.08
            3. Targeted Overcollateralization
                 Amount                           15,252,032.86     10,773,517.11     26,025,549.97
            4. Subordination Deficiency           10,914,934.79      7,434,907.10     18,349,841.89
            5. Overcollateralization Release
                 Amount                                    0.00              0.00              0.00

VII   Trigger Information

            1. (a) 60+ Delinquency  Percentage            1.16%           0.93%
               (b) Delinquency Event in effect
                    (Group I > 50% or Group II > 40%)?       NO              NO

            2. (a) Cumulative Loss Percentage             0.00%           0.00%
               (b) Applicable Loss Percentage for
                     current Distribution                 2.25%           3.25%
               (c) Cumulative Loss Trigger
                     Event in effect                         NO              NO

VIII  Pool Information                                     No.       Amount
                                                           ---       ------
               (a) Closing Mortgage Loan
                     Principal Balance:
                       1. Fixed Rate                      8,288   635,838,443.29
                       2. Adjustable Rate                 2,685   309,974,077.49

                             Total Closing Mortgage
                               Loan Principal Balance:   10,973   945,812,520.78

               (b) Balloon Mortgage Loans
                       1. Fixed Rate                        282    22,732,044.23
                       2. Adjustable Rate                     0             0.00

                             Total Closing Mortgage
                               Loan Principal Balance:      282    22,732,044.23

               (c) Weighted Average Mortgage Rate:
                       1. Fixed Rate                                      9.461%
                       2. Adjustable Rate                                 8.166%

                             Total Weighted Average
                               Mortgage Rate                              9.037%

               (d) Weighted Average Net Mortgage Rate:
                       1. Fixed Rate                                      8.968%
                       2. Adjustable Rate                                 7.684%

               (e) Weighted Average Remaining Maturity:
                       1. Fixed Rate                                      296.06
                       2. Adjustable Rate                                 350.60

(f)  Weighted Average Original Maturity:
        1.  Fixed Rate                                                    315.00
        2.  Adjustable Rate                                               359.00

IX    Delinquency Information                    No.        %          Amount
                                                 ---       ---         ------
      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts         254      3.19%    20,267,549.66
                 2. 60 - 89 Day Accounts          97      1.04%     6,610,041.30
                 3. 90+  Day Accounts             41      0.40%     2,546,288.05

            (b) Mortgage Loans - In Foreclosure    1      0.01%        40,563.48
            (c) REO Property Accounts              2      0.03%       161,706.66

      B. Adjustable Rate Mortgage Loans:
            (a) Delinquent Contracts:
                1. 31 - 59 Day Accounts          101      3.11%     9,651,855.15
                2. 60 - 89 Day Accounts           33      0.82%     2,538,276.58
                3. 90+  Day Accounts              12      0.29%       885,538.11

            (b) Mortgage Loans - In Foreclosure    1      0.02%        76,136.05
            (c) REO Property Accounts              3      0.11%       344,616.95

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                1. 31 - 59 Day Accounts          355      3.16%    29,919,404.81
                2. 60 - 89 Day Accounts          130      0.97%     9,148,317.88
                3. 90+  Day Accounts              53      0.36%     3,431,826.16

            (b) Mortgage Loans - In Foreclosure    2      0.01%       116,699.53
            (c) REO Property Accounts              5      0.05%       506,323.61

X     Realized Losses                                    No.              Amount
                                                         ---              ------
      1. (a) Gross Realized Losses
               during the period                          0                0.00

         (b) Realized Losses during
               the period
                  1.   Group I                                             0.00
                  2.   Group II                                            0.00
                                                                   ------------

                        Total                                              0.00

         (c) Cumulative Gross Realized Losses             0                0.00

         (d)  Cumulative Realized Losses
                1. Group I                                                (0.00)
                2. Group II                                                0.00

                        Total                                             (0.00)

         (e) Cumulative Applied Realized Losses

                      i. Class MF-1                                        0.00
                     ii. Class MV-1                                        0.00
                    iii. Class MF-2                                        0.00
                     iv. Class MV-2                                        0.00
                      v. Class BF                                          0.00
                     vi. Class BV                                          0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                      i. Monthly Servicing Fee                       402,601.74
                     ii. Mortgage Fees                               290,399.62
                    iii. Mortgage Insurance Premium
                           Reimbursement                                   0.00
                     iv. Certificate Account Investment
                           Earnings                                        0.00

         (b) Amount of prior unpaid Master Servicing Fees
               paid with this distribution                                 0.00

         (c) Total Master Servicing Fees paid with
               this distribution                                     693,001.36

         (d) Amount of unpaid Master Servicing Fees as of
               this distribution                                           0.00

      2. (a) Opening Master Servicer Advance Balance               2,654,231.53

         (b) Current Advance (exclusive of
               Compensating Interest)                              1,045,673.75

         (c) Reimbursement of prior Master
               Servicer Advances                                    (522,064.11)
                                                                   ------------

         (d) Ending Master Servicer Advance Balance                3,177,841.17

      3. Current period Compensating Interest                          8,897.83

      4. (a) Stepdown Date in effect?                         NO